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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 14, 1997
                                                ................................

                      Atalanta/Sosnoff Capital Corporation
 ................................................................................
             (Exact name of registrant as specified in its charter)

         Delaware                        1-9137             13-3339071
 ................................................................................
(State or other jurisdiction           (Commission         (IRS Employer
      of incorporation)                File Number)      Identification No.)

     101 Park Avenue, New York, New York               10178
 ................................................................................
  (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code        (212) 867-5000
                                                   .............................

 ................................................................................
         (Former name or former address, if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

         On August 15, 1997 the Board of Directors of the Registrant held a duly noticed Special Meeting attended by all of its members, all of whom participated, at which the following actions, among others, were taken:

         1) An Independent Committee of the Board of Directors, composed of Messrs. Kenneth H. Iscol and Thurston Twigg-Smith, non-management directors, formed to consider a proposal, if made, by the senior management of the Registrant, Martin T. Sosnoff, Chairman of the Board and Chief Executive Officer, Craig B. Steinberg, Executive Vice President of the Registrant and Anthony G. Miller, Senior Vice President, Finance, of the Registrant, (collectively, the "Management Participants"), to take the Registrant private was disbanded and the Independent Committee's authority terminated, after advice from the Independent Committee to the Management Participants on August 15, 1997 that, until it received a report from its financial advisor, the Independent Committee was not in a position to consider a definitive proposal from the Management Participants.

         2) The By-laws of the Registrant were amended to increase the number of the members of the Board of Directors to five and Craig B. Steinberg was appointed a director to fill the vacancy created by such By-law amendment. Mr. Steinberg shall serve as a director of the Registrant until the next meeting of shareholders of the Registrant and until his successor shall have been elected and qualified.

         3) Robert J. Kobel's employment by the Registrant and its subsidiaries was terminated without cause under the terms of his Executive Employment Agreement dated December 7, 1995. The termination of his employment is effective 90 days after such action. Mr. Kobel was also removed as President and Chief Operating Officer of the Registrant and its subsidiaries and as a director of the Registrant's subsidiaries, effective


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immediately. Mr. Kobel will continue as a director of the Registrant until the earliest to occur of his resignation, removal or the election of his successor at the next meeting of shareholders of the Registrant; and

         4) Mr. Steinberg, formerly Executive Vice President of the Registrant and its subsidiaries, was appointed President of the Registrant and its subsidiaries and Mr. Miller, formerly Senior Vice President, Finance of the Registrant and its subsidiaries, was appointed Executive Vice President and Chief Operating Officer of the Registrant and its subsidiaries.

         On August 18, 1997, the Company issued a press release annexed hereto as Exhibit A and hereby incorporated herein by reference.

                                        2


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Atalanta/Sosnoff Capital Corporation
                                 ...............................................

                                                 (Registrant)

Date     August 18, 1997
     .........................   ...............................................
                                 Anthony G. Miller, Executive Vice
                                 President, Chief Operating Officer and
                                 Chief Financial Officer.


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                                                                       EXHIBIT A

                                  Press Release

August 18, 1997

Contact Person:

Anthony G. Miller, Executive Vice President and Chief Operating Officer Telephone No. (212) 878-7562

         Atalanta/Sosnoff Capital Corporation (NYSE:"ATL") announced today the reorganization of its senior management. Craig B. Steinberg has been appointed president and a director of the company and Anthony G. Miller has been appointed executive vice president and chief operating officer of the company.

         In connection with such reorganization, the employment of Robert J. Kobel, formerly president and chief operating officer of the company and its subsidiaries, was terminated without cause pursuant to the terms of his employment agreement. Mr. Kobel will continue as a director of the company until the next meeting of shareholders of the company.

         Martin T. Sosnoff, chairman of the board and chief executive officer of the Company, said:

                  I'm very excited about these new promotions. They assure the long-term success of our company. I am looking forward to working intensively with Craig and Tony to build value for our clients and our shareholders for many, many years to come.


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         Mr. Sosnoff also announced that an independent committee of the board of directors of the company, composed of non-management directors, had determined on August 15, 1997 that, until it received a report from its financial advisor, it was not in a position to consider a definitive proposal by Mr. Sosnoff to take the company private. Accordingly, Mr. Sosnoff determined to abandon the effort and terminate the going private process. Thereafter, the board of directors of the company disbanded the independent committee and terminated its authority.